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                                                                    EXHIBIT 6(s)

                            FEE REDUCTION COMMITMENT

This FEE REDUCTION COMMITMENT is made as of July 31, 2002 by NORTHERN TRUST INVESTMENTS, INC. ("NTI") and NORTHERN TRUST GLOBAL INVESTMENTS (EUROPE) LIMITED ("NTGIE").

     WHEREAS, Northern Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, NTI and NTGIE (the "Advisers") serve jointly as the investment advisers to the Global Fixed Income Fund, International Growth Equity and International Select Equity Funds and NTI serves as investment adviser to the California Municipal Money Market, Money Market, Municipal Money Market, U.S. Government Money Market, U.S. Government Select Money Market, Income Equity, Stock Index, Growth Equity, Select Equity, Mid Cap Growth, Small Cap Index, Small Cap Value, Small Cap Growth, Growth Opportunities, International Growth Equity, International Select Equity, Technology and Global Communications Funds of the Northern Funds (each a "Fund"), pursuant to an Investment Advisory Agreement dated July 31, 2000, as amended, and certain Assumption Agreements by and among NTI, NTGIE and The Northern Trust Company dated July 31, 2000, January 1, 2001 and May 2, 2001 (together the "Investment Advisory Agreement"); and

     WHEREAS, the Advisers desire to reduce permanently their contractual fee rates under the Investment Advisory Agreement for certain Funds; and

     WHEREAS, the Advisers represent that the quality and quantity of their services under the Investment Advisory Agreement will not be affected by this commitment and that their obligations under the Investment Advisory Agreement will remain unchanged in all respects.

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

     1. Effective the date hereof, the Advisers reduce permanently their contractual fee rates under the Investment Advisory Agreement for the Portfolios as follows:

     For the services provided and the expenses assumed by the Advisers pursuant to the Investment Advisory Agreement, the Trust will pay to NTI and/or NTGIE, as applicable, as full compensation therefor a fee at the following annual rates of each Fund's average net assets, which fee will be computed based on the net assets of the Fund on each day and will be paid to NTI and/or NTGIE, as applicable, monthly:

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
                                    FUND                          ANNUAL FEE RATE
                                    ----                          ---------------
                           California Municipal Money Market                       0.50%
                           Money Market                                            0.50%
                           Municipal Money Market                                  0.50%
                           U.S. Government Money Market                            0.50%
                           U.S. Government Select Money Market                     0.50%
                           Select Equity                                           0.95%
                           Small Cap Value                                         0.95%
                           Stock Index                                             0.50%
                           Growth Opportunities                                    1.10%
                           International Growth Equity                             1.10%
                           International Select Equity                             1.10%
                           Small Cap Growth                                        1.10%
                           Technology                                              1.10%
                           Global Communications                                   1.15%
                           Small Cap Index                                         0.60%
                           Growth Equity                                           0.95%
                           Income Equity                                           0.95%
                           Mid Cap Growth                                          0.95%

     2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Investment Advisory Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

     3. This Fee Reduction Commitment shall be attached to and made a part of the Investment Advisory Agreement.

     4. The Investment Advisory Agreement shall continue in full force and effect as modified hereby.


     IN WITNESS WHEREOF, the Advisers have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:    /s/ Diane Anderson                        NORTHERN TRUST INVESTMENTS, INC.
           -------------------------------


                                                     By:        /s/ Jeanette M. Temple
                                                                ------------------------------------------
                                                                           (Authorized Officer)


Attest:    /s/ Diane Anderson                        NORTHERN TRUST GLOBAL INVESTMENTS
           -------------------------------           (EUROPE) LIMITED

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
                                                     By:        /s/ Nicholas Ring
                                                                ------------------------------------------
                                                                           (Authorized Officer)

ACCEPTED AND AGREED:

NORTHERN FUNDS


By:        /s/ Eric Schweitzer
           -------------------------------
Title:     Vice President
           --------------------------------